                                                                     EXHIBIT 4.1

                                                          FEDERAL IDENTIFICATION
                                                          NO. 04-2776269

                        THE COMMONWEALTH OF MASSACHUSETTS

                             WILLIAM FRANCIS GALVIN
                          SECRETARY OF THE COMMONWEALTH

                    ONE ASHBURTON PLACE, BOSTON, MASS. 02108

                        RESTATED ARTICLES OF ORGANIZATION

                     GENERAL LAWS, CHAPTER 156B, SECTION 74

         THIS CERTIFICATE MUST BE SUBMITTED TO THE SECRETARY OF THE COMMONWEALTH WITHIN SIXTY DAYS AFTER THE DATE OF THE VOTE OF STOCKHOLDERS ADOPTING THE RESTATED ARTICLES OF ORGANIZATION. THE FEE FOR FILING THIS CERTIFICATE IS PRESCRIBED BY GENERAL LAWS, CHAPTER 156B, SECTION 114. MAKE CHECK PAYABLE TO THE COMMONWEALTH OF MASSACHUSETTS.

                              ---------------------

         We, Josef H. von Rickenbach, President and William T. Sobo, Jr., Clerk of
                        PAREXEL International Corporation
                           (Exact name of corporation)

located at        195 West Street, Waltham, Massachusetts 02154
                 (Street address of corporation in Massachusetts

DO HEREBY CERTIFY THAT THE FOLLOWING RESTATEMENT OF THE ARTICLES OF ORGANIZATION OF THE CORPORATION WAS DULY ADOPTED AT A MEETING HELD ON NOVEMBER 3, 1995, BY VOTE OF SEE ATTACHMENT 1

______________SHARES OF_____________________OUT OF___________SHARES OUTSTANDING,
                               (CLASS OF STOCK)
______________SHARES OF_____________________OUT OF___________SHARES OUTSTANDING,
                                (CLASS OF STOCK)
______________SHARES OF_____________________OUT OF___________SHARES OUTSTANDING,
                                (CLASS OF STOCK)

BEING AT LEAST TWO-THIRDS OF EACH CLASS OF STOCK OUTSTANDING AND ENTITLED TO VOTE AND OF EACH CLASS OR SERIES OF STOCK ADVERSELY AFFECTED THEREBY: -

         1.       THE NAME BY WHICH THE CORPORATION SHALL BE KNOWN IS: -

                  PAREXEL International Corporation

NOTE: IF THE SPACE PROVIDED UNDER ANY ARTICLE OR ITEM ON THIS FORM IS INSUFFICIENT, ADDITIONS SHALL BE SET FORTH ON SEPARATE 8 1/2 X 11 SHEETS OF PAPER LEAVING A LEFT HAND MARGIN OF AT LEAST 1 INCH FOR BINDING. ADDITIONS TO MORE THAN ONE ARTICLE MAY BE CONTINUED ON A SINGLE SHEET SO LONG AS EACH ARTICLE REQUIRING EACH SUCH ADDITION IS CLEARLY INDICATED.

         2.       THE PURPOSES FOR WHICH THE CORPORATION IS FORMED ARE AS
                  FOLLOWS: -

                  To provide clinical research and development services to the worldwide pharmaceutical, biotechnology and medical device industries, and to do any and all acts and things permitted to be done by business corporations under the provisions of Chapter 156B, as amended, of the General Laws of Massachusetts.

         3. THE TOTAL NUMBER OF SHARES AND THE PAR VALUE, IF ANY, OF EACH CLASS OF STOCK WHICH THE CORPORATION IS AUTHORIZED TO ISSUE IS AS FOLLOWS:

                          WITHOUT PAR VALUE                       WITH PAR VALUE
 CLASS OF                 -----------------                       --------------
  STOCK                   NUMBER OF SHARES            NUMBER OF SHARES            PAR VALUE
----------                ----------------            -------------------------------------
PREFERRED                       None                      5,000,000                  $.01
COMMON                          None                     25,000,000                  $.01

         *4. IF MORE THAN ONE CLASS IS AUTHORIZED, A DESCRIPTION OF EACH OF THE DIFFERENT CLASSES OF STOCK WITH, IF ANY, THE PREFERENCES, VOTING POWERS, QUALIFICATIONS, SPECIAL OR RELATIVE RIGHTS OR PRIVILEGES AS TO EACH CLASS THEREOF AND ANY SERIES NOW
                  ESTABLISHED:

                  See continuation sheet 4

         *5. THE RESTRICTIONS, IF ANY, IMPOSED BY THE ARTICLES OF ORGANIZATION UPON THE TRANSFER OF SHARES OF STOCK OF ANY CLASS ARE AS FOLLOWS:

                  None

         *6. OTHER LAWFUL PROVISIONS, IF ANY, FOR THE CONDUCT AND REGULATION OF THE BUSINESS AND AFFAIRS OF THE CORPORATION, FOR ITS VOLUNTARY DISSOLUTION, OR FOR LIMITING, DEFINING, OR REGULATING THE POWERS OF THE CORPORATION, OR OF ITS DIRECTORS OR STOCKHOLDERS, OR OF ANY CLASS OF STOCKHOLDERS:

                  See continuation sheet 6.

------------------------------
* IF THERE ARE NO SUCH PROVISIONS, STATE "NONE".

                                  ATTACHMENT 1

                        PAREXEL INTERNATIONAL CORPORATION

                                SHAREHOLDER VOTES

         4,887,980 SHARES OF CAPITAL STOCK OUT OF 4,939,507 SHARES OUTSTANDING

         818,888 SHARES OF COMMON STOCK OUT OF 843,658 SHARES OUTSTANDING

         4,069,092 SHARES OF PREFERRED STOCK OUT OF 4,095,849 SHARES OUTSTANDING

                              CONTINUATION SHEET 4

4. A description of the voting, dividend, liquidation and conversion rights of the different classes of the corporation's stock is set forth below.

         The shares of Common Stock, $.01 par value per share, authorized under these Restated Articles of Organization shall be designated the "Common Stock". The shares of Preferred Stock authorized under these Restated Articles of Organization shall be designated the "Preferred Stock".

         A.       Issuance of Preferred Stock in Series.

         The Preferred Stock may be issued in one or more series at such time or times and for such consideration or considerations as the Board of Directors may determine. Each series shall be so designated as to distinguish the shares thereof from the shares of all other series and classes. Except as to the relative preferences, powers, qualifications, rights and privileges referred to in paragraph B below, in respect of any or all of which there may be variations between different series, all shares of Preferred Stock shall be identical. Different series of Preferred Stock shall not be construed to constitute different classes of shares for the purpose of voting by classes.

         B.       Authority to Establish Variations Between Series of Preferred
Stock.

         The Board of Directors is expressly authorized, subject to the limitations prescribed by law and the provisions of these Restated Articles of Organization, to provide by adopting a vote or votes, a certificate, of which shall be filed in accordance with the Business Corporation Law of the Commonwealth of Massachusetts, for the issue of the Preferred Stock in one or more series, each with such designations, preferences, voting powers, qualifications, special or relative rights and privileges as shall be stated in the vote or votes creating such series. The authority of the Board of Directors with respect to each such series shall include without limitation of the foregoing the right to determine and fix:

         (1) the distinctive designation of such series and the number of shares to constitute such series;

         (2) the rate at which dividends on the shares of such series shall be declared and paid, or set aside for payment, whether dividends at the rate so determined shall be cumulative, and whether the shares of such series shall be entitled to any participating or other dividends in addition to dividends is at the rate so determined, and if so on what terms;

         (3) the right, if any, of the corporation to redeem shares of the particular series and, if redeemable, the price, terms and manner of such redemption;

         (4) the special and relative rights and preferences, if any, and the amount or amounts per share, which the shares of such series shall be entitled to receive upon any voluntary or involuntary liquidation, dissolution or winding up of the corporation;

                                      4-1

         (5) the terms and conditions, if any, upon which shares of such series shall be convertible into, or exchangeable for, shares of stock of any other class or classes, including the price or prices or the rate or rates of conversion or exchange and the terms of adjustment, if any;

         (6) the obligation, if any, of the corporation to retire or purchase shares of such series pursuant to a sinking fund or fund of a similar nature or otherwise, and the terms and conditions of such obligation;

         (7)      voting rights, if any;

         (8) limitations, if any, on the issuance of additional shares of such series or any shares of any other series of Preferred Stock; and

         (9) such other preferences, powers, qualifications, special or relative rights and privileges thereof as the Board of Directors may deem advisable and are not inconsistent with law and the provisions of these Articles.

         C. Statement of Voting Powers, Qualifications, Special or Relative Rights and Privileges in Respect of Shares of Common Stock.

         After the requirements with respect to preferential dividends on the Preferred Stock (fixed in accordance with the provisions of paragraph B above) shall have been met and after the corporation shall have complied with ail the requirements, if any, with respect to the setting aside of sums as sinking funds or redemption or purchase accounts (fixed in accordance with the previsions of said paragraph B), then and not otherwise the holders of Common Stock shall be entitled to receive such dividends as may be declared from time to time by the Board of Directors.

         After distribution in full of the preferential amount (fixed in accordance with the provisions of said paragraph B) to be distributed to the holders of Preferred Stock in the event of voluntary or involuntary liquidation, distribution or sale of assets, dissolution or winding up of the corporation, the holders of the Common Stock shall be entitled to receive all the remaining assets of the corporation, tangible and intangible, of whatever kind available for distribution to the stockholders ratably in proportion to the number of shares of Common Stock held by them respectively.

         Except as may otherwise be required by law or the provision of these Articles, or by the Board of Directors pursuant to authority granted in these Articles, each holder of Common Stock shall have one vote in respect of each share of stock held by him in all matters voted upon by the stockholders.

                                      4-2

                              CONTINUATION SHEET 6

6. Other provisions for the conduct and regulation of the business and affairs of the corporation, for its voluntary dissolution, or for limiting, defining, or regulating the powers of the corporation, or of its directors or stockholders, or of any class of stockholders, are as follows:

         A.       Board of Directors.

                  1. Number, Election and Qualification. A Board of Directors shall be elected by the stockholders at the annual meeting. The number of directors shall be fixed by the stockholders (except as that number may be enlarged by the Board of Directors acting pursuant to Section 3 of this Article), but shall be not less than three, except that whenever there shall be only two stockholders the number of directors shall be not less than two and whenever there shall be only one stockholder or prior to the issuance of any stock, there shall be at least one director, and shall be not more than thirteen. Notwithstanding the foregoing provisions, at any time that the corporation has a class of equity securities registered under the Securities and Exchange Act of 1934, as amended, (the "Exchange Act"), then:

                           (i)      The number of directors shall be fixed only
by vote of the Board of Directors.

                           (ii)     The directors of the corporation shall be
classified with respect to the time for which they severally hold office, into three classes, as nearly equal in number as possible; the term of office of those of the first class ("Class I Directors") to continue until the fast annual meeting following the date the corporation first has a class of equity securities registered under the Exchange Act and until their successors are duly elected and qualified; the term of office of those of the second class ("Class II Directors") to continue until the second annual meeting following the date the corporation first has a class of equity securities registered under the Exchange Act and until their successors are duly elected and qualified; and the term of office of those of the third class ("Class III Directors") to continue until the third annual meeting following the date the corporation first has a class of equity securities registered under the Exchange Act and until their successors are duly elected and qualified. At each annual meeting of the corporation, the successors to the class of directors whose term expires at that meeting shall be elected to hold office for a term continuing until the annual meeting held in the third year following the year of their election and until their successors are duly elected and qualified.

         2. Vacancies. Any vacancy in the Board of Directors, however occurring, including a vacancy resulting from the enlargement of the Board, may be filled by the stockholders or, in the absence of stockholder action, by the directors. Each such successor shall hold office for the unexpired term of his predecessor and until his successor is chosen and qualified or until his earlier death, resignation or removal.

         3. Enlargement of the Board. The Board of Directors may be enlarged by the stockholders at any meeting or by vote of a majority of the directors then in office.

         4. Tenure. Except as otherwise provided by law, these Restated Articles of Organization or the By-laws, directors shall hold office until the next annual meeting of stockholders and until their successors are chosen and qualified. Any director may resign by

                                      6-1
delivering his written resignation to the corporation at its principal office or the President, Clerk or Secretary. Such resignation shall be effective upon receipt unless it is specified to be effective at some other time or upon the happening of some other event.

         5. Removal. A director may be removed from office (a) with or without cause by the vote of the holders of a majority of the shares entitled to vote in the election of Directors, provided that the directors of a class elected by a particular class of stockholders may be removed only by the vote of the holders of a majority of the shares of the particular class of stockholders entitled to vote for the election of such Directors; or (b) for cause by vote of a majority of the Directors then in office. A director may be removed for cause only after a reasonable notice and opportunity to be heard before the body proposing to remove him.

         B.       Liability of Directors.

         The corporation eliminates the personal liability of each director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director notwithstanding any provision of law imposing such liability; provided, however, that, to the extent provided by applicable law, this provision shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its stockholders,
(ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 61 or 62 or successor provisions of the Massachusetts Business Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit. This provision shall not eliminate or limit the liability of a director of the corporation for any act or omission occurring prior to the date on which this provision becomes effective. No amendment to or repeal of this provision shall apply to or have any effect on the liability or alleged liability of any director for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal.

         C.       Indemnification.

                  1. Actions. Suits and Proceedings. The corporation shall indemnify each person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was, or has agreed to become, a director or officer of the corporation, or is or was serving, or has agreed to serve, at the request of the corporation, as a director or officer of, or in a similar capacity with, another organization or in any capacity with respect to any employee benefit plan of the corporation (all such persons being referred to hereafter as an "Indemnitee"), or by reason of any action alleged to have been taken or omitted in such capacity against all expenses (including attorneys' fees), judgments and fines incurred by him or on his behalf in connection with such action, suit or proceeding and any appeal therefrom, unless the Indemnitee shall be finally adjudicated in such action, suit or proceeding not to have acted in good faith in the reasonable belief that his action was in the best interests of the corporation or, to the extent such matter relates to service with respect to an employee benefit plan, in the best interests of the participants or beneficiaries of such employee benefit plan. Notwithstanding anything to the contrary in this Article, except as set forth in
Section 5 below, the corporation shall not indemnify an Indemnitee seeking indemnification in connection with a

                                      6-2
proceeding (or part thereof) initiated by the Indemnitee unless the initiation thereof was approved by the Board of Directors of the corporation.

                  2. Settlements. The right to indemnification conferred in this Article shall include the right to be paid by the corporation for amounts paid in settlement of any such action, suit or proceeding and any appeal therefrom, and all expenses (including attorneys' fees) incurred in connection with such settlement, pursuant to a consent decree or otherwise, unless and to the extent it is determined pursuant to Section 5 below that the Indemnitee did not act in good faith in the reasonable belief that his action was in the best interests of the corporation or, to the extent such matter relates to service with respect to an employee benefit plan, in the best interests of the participants or beneficiaries of such employee benefit plan.

                  3. Notification and Defense of Claim. As a condition precedent to his right to be indemnified, the Indemnitee must notify the corporation in writing as soon as practicable of any action, suit, proceeding or investigation involving his for which indemnify will or could be sought. With respect to any action, suit, proceeding or investigation of which the corporation is so notified, the corporation will be entitled to participate therein at its own expense and/or to assume the defense thereof at its own expense, with legal counsel reasonably acceptable to the Indemnitee. After notice from the corporation to the Indemnitee of its election so to assume such defense, the corporation shall not be liable to the Indemnitee for any legal or other expenses subsequently incurred by the Indemnitee in connection with the such claim, other than as provided below in this Section 3. The Indemnitee shall have the right to employ his own counsel in connection with such claim, but the fees and expenses of such counsel incurred after notice from the corporation of its assumption of the defense thereof shall be at the expense of the Indemnitee unless (i) the employment of counsel by the Indemnitee has been authorized by the corporation, (ii) counsel to the Indemnitee shall have reasonably concluded that there may be a conflict of interest or position on any significant issue between the corporation and the Indemnitee in the conduct of the defense of such action or (iii) the corporation shall not in fact have employed counsel to assume the defense of such action, in each of which case the fees and expenses of counsel for the Indemnitee shall be at the expense of the corporation, except as otherwise expressly provided by this Article. The corporation shall not be entitled, without the consent of the Indemnitee, to assume the defense of any claim brought by or in the right of the corporation or as which counsel for the Indemnitee shall have reasonably made the conclusion provided for in clause (ii) above.

                  4.       Advance of Expenses. Subject to the provisions of
Section 5 below, in the event that the corporation does not assume the defense pursuant to Section 3 of this Article of any action, suit, proceeding or investigation of which the corporation receives notice under this Article, any expenses (including attorneys' fees, incurred by an Indemnitee in defending a civil or criminal action, suit, proceeding or investigation or any appeal therefrom shall be paid by the corporation in advance of the final disposition of such matter, provided, however, that the payment of such expenses incurred by an Indemnitee in advance of the final disposition of suci matter shall be made only upon receipt of an undertaking by or on behalf of the Indemnitee to repay all amounts so advanced in the event that it shall ultimately be determined that the Indemnitee is not entitied to be indemnified by the corporation as authorized in this Article. Such undertaking may be accepted without reference to the financial ability of the Indemnitee to make such repayment.

                                      6-3

                  5. Procedure for Indemnification. In order to obtain indemnification or advancement of expenses pursuant to Section 1, 2 or 4 of this Article, the Indemnitee shall submit to the corporation a written request, including in such request such documentation and information as is reasonably available to the Indemnitee and is reasonably necessary to determine whether and to what extent the Indemnitee is entitled to indemnification or advancement of expenses. Any such indemnification or advancement of expenses shall be made promptly, and in any event within sixty days after receipt by the corporation of the written request of the Indemnitee, unless the corporation determines, by clear and convincing evidence, within such sixty-day period that the Indemnitee did not meet the applicable standard of conduct set forth in Section 1 or 2, as the case may be. Such determination shall be made in each instance by (a) a majority vote of a quorum of the directors of the corporation, (b) a majority vote of a quorum of the outstanding shares of stock of all classes entitled to vote for directors, voting as a single class, which quorum shall consist of stockholders who are not at that time parties to the action, suit or proceeding in question, (c) independent legal counsel (who may be regular legal counsel to the corporation), or (d) a court of competent jurisdiction.

                  6. Remedies. The right to indemnification or advances as granted by this Article shall be enforceable by the Indemnitee in any court of competent jurisdiction if the corporation denies such request, in whole or in part, or if no disposition thereof is made within the sixty-day period refereed to above in Section 5. Unless otherwise provided by law, the burden of proving that the Indemnitee is not entitled to indemnification or advancement of expenses under this Article shall be on the corporation. Neither the failure of the corporation to have made a determination prior to the commencement of such action that indemnification is proper in the circumstances because the Indemnitee has met the applicable standard of conduct, nor an actual determination by the corporation pursuant to Section 5 that the Indemnitee has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the Indemnitee has not met such applicable standard of conduct. The Indemnitee's expenses (including attorneys' fees) incurred in connection with successfully establishing his right to indemnification, in whole or in part, in any such proceeding shall also be indemnified by the corporation.

                  7. Subsequent Amendment. No amendment, termination or repeal of this Article or of the relevant provisions of Chapter 156B of the Massachusetts General Laws or any other applicable laws shall affect or diminish in any way the rights of any Indemnitee to indemnification under the provisions hereof with respect to any action, suit, proceeding or investigation arising out of or relating to any actions, transactions or facts occurring prior to the final adoption of such amendment, termination or repeal.

                  8. Other Rights. The indemnification and advancement of expenses provided by this Article shall not be deemed exclusive of any other rights to which an Indemnitee seeking indemnification or advancement of expenses may be entitled under any law (common or statutory), agreement or vote of stockholders or directors or otherwise, both as to action in his official capacity and as to action in any other capacity while holding office for the corporation, and shall continue as to an Indemnitee who has ceased to be a director or officer, and shall inure to the benefit of the estate, heirs, executors and administrators of the Indemnitee. Nothing contained in this Article shall be deemed to prohibit, and the corporation is specifically authorized to enter into, agreements with officers and directors providing indemnification rights

                                      6-4
and procedures different from those set forth in this Article. In addition, the corporation may, to the extent authorized from time to time by its Board of Directors, grant indemnification rights to other employees or agents of the corporation or other persons serving the corporation and such rights may be equivalent to, or greater or less than, those set forth in this Article.

                  9. Partial Indemnification. If an Indemnitee is entitled under any provision of this Article to indemnification by the corporation for some or a portion of the expenses (including attorneys' fees), judgments, fines or amounts paid in settlement actually and reasonably incurred by him or on his behalf in connection with any action, suit, proceeding or investigation and any appeal therefrom but not, however, for the total amount thereof, the corporation shall nevertheless indemnify the Indemnitee for the portion of such expenses (including attorneys' fees), judgments, fines or amounts paid in settlement to which the Indemnitee is entitled.

                  10. Insurance. The corporation may purchase and maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the corporation or another organization or employee benefit plan against any expense, liability or loss incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify such person against such expense, liability or loss under Chapter 156B of the Massachusetts General Laws.

                  11. Merger or Consolidation. If the corporation is merged into or consolidated with another corporation and the corporation is not the surviving corporation, the surviving corporation shall assume the obligations of the corporation under this Article with respect to any action, suit, proceeding or investigation arising out of or relating to any actions, transactions or facts occurring prior to the date of such merger or consolidation.

                  12. Savings Clause. If this Article or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the corporation shall nevertheless indemnify each Indemnitee as to any expenses (including attorneys' fees), judgments, fines and amounts paid in settlement in connection with any action, suit, proceeding or investigation, whether civil, criminal or administrative, including an action by or in the right of the corporation, to the fullest extent permitted by any applicable portion of this Article that shall not have been invalidated and to the fullest extent permitted by applicable law.

                  13. Subsequent Legislation. If the Massachusetts General Laws are amended after adoption of this Article to expand further the indemnification permitted to Indemnitees, then the corporation shall indemnify such persons to the fullest extent permitted by the Massachusetts General Laws, as so amended.

         D.       Location of Stockholders' Meetings.

         Meetings of the stockholders of the corporation may be held anywhere in the United States.

                                      6-5

         E.       Amendment of By-Laws.

         The directors of the corporation may make, amend or repeal the By-laws in whole or in part, except with respect to any provision an thereof which by law or the By-laws requires action by the stockholders.

         F.       Issuance of Shares.

         The whole or any part of the authorized but unissued shares of capital stock of the corporation may be issued at any time or from time to time by the Board of Directors without further action by the stockholders.

         G.       Corporation As Partner.

         The corporation may become a partner in any business.

         H.       Certain Actions by Majority Vote.

         The corporation, by vote of a majority of the stock outstanding and entitled to vote thereon (or if there are two or more classes of stock entitled to vote as separate classes, then by vote of a majority of each such class of stock outstanding) may (i) authorize any amendment to the Restated Articles of Organization, (ii) authorize the sale, lease or exchange of all or substantially all of the corporation's property and assets, including its goodwill and (iii) approve a merger or consolidation of the corporation with or into any other corporation, provided that such amendment, sale, lease, exchange, merger or consolidation shall have been approved by the Board of Directors or by a vote of two-thirds of the stock outstanding and entitled to vote thereon (or if there are two or more classes of stock entitled to vote as separate classes, then by vote of a majority of each such class of stock outstanding).

                                      6-6

         "WE FURTHER CERTIFY THAT THE FOREGOING RESTATED ARTICLES OF ORGANIZATION EFFECT NO AMENDMENTS TO THE ARTICLES OF ORGANIZATION OF THE CORPORATION AS HERETOFORE AMENDED, EXCEPT AMENDMENTS TO THE FOLLOWING ARTICLES:
2, 3 AND 4

         (*IF THERE ARE NO SUCH AMENDMENTS, STATE "NONE".)

                   BRIEFLY DESCRIBE AMENDMENTS IN SPACE BELOW:

          Article 2 has been amended to describe the business of the Corporation as it exists today.

          Articles 3 and 4 have been amended to delete all references to the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock, Series G Preferred Stock, Series H Preferred Stock, Series I Preferred Stock and Series J Preferred Stock.

         IN WITNESS WHEREOF AND UNDER THE PENALTIES OF PERJURY, WE HAVE HERETO SIGNED OUR NAMES THIS 28TH DAY OF NOVEMBER IN THE YEAR 1995.

                            /s/ Josef H. Von Rickenbach PRESIDENT/VICE PRESIDENT
                            ---------------------------
                                JOSEF H. VON RICKENBACH

                           /s/ William T. Sobo, Jr.     CLERK/ASSISTANT CLERK
                           -------------------------
                           WILLIAM T. SOBO, JR.

                                     518630

                        THE COMMONWEALTH OF MASSACHUSETTS

                        RESTATED ARTICLES OF ORGANIZATION
                    (GENERAL LAWS, CHAPTER 156B, SECTION 74)

                      I HEREBY APPROVE THE WITHIN RESTATED
               ARTICLES OF ORGANIZATION AND, THE FILING FEE IN THE AMOUNT OF $500 HAVING BEEN PAID, SAID ARTICLES ARE
               DEEMED TO HAVE BEEN FILED WITH ME THIS 28TH DAY OF
               NOVEMBER, 1995.

                            /S/WILLIAM FRANCIS GALVIN
                            -------------------------
                            WILLIAM FRANCIS GALVIN
                            SECRETARY OF THE COMMONWEALTH

               TO BE FILLED IN BY CORPORATION

               PHOTO COPY OF RESTATED ARTICLES OF ORGANIZATION TO BE SENT

               TO:

                    Heather M. Stone, Esq.
                    Testa, Hurwitz & Thibeault
                    High Street Tower, 125 High Street
                    Boston, MA 02110
                    Telephone: (617) 248-7000

                                                          FEDERAL IDENTIFICATION
                                                          NO. 04-2776269

                        THE COMMONWEALTH OF MASSACHUSETTS

                             WILLIAM FRANCIS GALVIN
                          SECRETARY OF THE COMMONWEALTH
                  ONE ASHBURTON PLACE, BOSTON, MASS. 02108-1512

                              ARTICLES OF AMENDMENT
                     GENERAL LAWS, CHAPTER 156B, SECTION 72

                           -------------------------

         We, Josef H. von Rickenbach, President and William T. Sobo, Jr.,
Clerk of
                        PAREXEL International Corporation
                           (Exact name of corporation)

located at        195 West Street, Waltham, Massachusetts 02154
                 (Street address of corporation in Massachusetts

certify that these Articles of Amendment affecting articles numbered:

                                        3
            (Number those articles 1,2,3,4,5 and/or 6 being amended)

of the Articles of Organization were duly adopted at a meeting held on November 14, 1996, by vote of:

     6,957,230 SHARES OF____________________OUT OF 8,449,102 SHARES OUTSTANDING,
                                (CLASS OF STOCK)
_______________SHARES OF____________________OUT OF___________SHARES OUTSTANDING,
                                (CLASS OF STOCK)
_______________SHARES OF____________________OUT OF___________SHARES OUTSTANDING,
                                (CLASS OF STOCK)

BEING AT LEAST A MAJORITY OF EACH TYPE, CLASS OR SERIES OUTSTANDING AND ENTITLED TO VOTE THEREOF.

*Delete the inapplicable words.                **Delete the inapplicable clause.

1 For amendments adopted pursuant to Chapter 156B, Section 70

2 For amendments adopted pursuant to chapter 156B, Section 71

Note: If the space provided under any article or item on this form is insufficient, additions shall be set forth on one side only of separate 8 1/2 x 11 sheets of paper with a left margin of at least 1 inch. Additions to more than one article may be made on a single sheet so long as each article requiring each addition is clearly indicated.

TO CHANGE THE NUMBER OF SHARES AND THE PAR VALUE (IF ANY) OF ANY TYPE, CLASS OR SERIES OF STOCK WHICH THE CORPORATION IS AUTHORIZED TO ISSUE, FILL IN THE
FOLLOWING:

THE TOTAL PRESENTLY AUTHORIZED IS:

-----------------------------------------------------------------------------------------------------------
    WITHOUT PAR VALUE STOCKS                                        WITH PAR VALUE STOCKS
-----------------------------------------------------------------------------------------------------------
      TYPE       NUMBER OF SHARES                 TYPE          NUMBER OF SHARES              PAR VALUE
-----------------------------------------------------------------------------------------------------------
COMMON:            NONE                          COMMON:           25,000,000                   $.01
-----------------------------------------------------------------------------------------------------------
PREFERRED:         NONE                          PREFERRED:         5,000,000                   $.01
-----------------------------------------------------------------------------------------------------------

CHANGE THE TOTAL AUTHORIZED TO:

------------------------------------------------------------------------------------------------------------
   WITHOUT PAR VALUE STOCKS                                          WITH PAR VALUE STOCKS
------------------------------------------------------------------------------------------------------------
     TYPE     NUMBER OF SHARES                    TYPE           NUMBER OF SHARES              PAR VALUE
------------------------------------------------------------------------------------------------------------
COMMON:            NONE                          COMMON:           50,000,000                     $.01
------------------------------------------------------------------------------------------------------------
PREFERRED:         NONE                          PREFERRED:         5,000,000                     $.01
------------------------------------------------------------------------------------------------------------

THE FOREGOING AMENDMENT(s) WILL BECOME EFFECTIVE WHEN THESE ARTICLES OF AMENDMENT ARE FILED IN ACCORDANCE WITH GENERAL LAWS, CHAPTER 156B, SECTION 6 UNLESS THESE ARTICLES SPECIFY, IN ACCORDANCE WITH THE VOTE ADOPTING THE AMENDMENT, A LATER EFFECTIVE DATE NOT MORE THAN THIRTY DAYS AFTER SUCH FILING, IN WHICH EVENT THE AMENDMENT WILL BECOME EFFECTIVE ON SUCH LATER DATE.

LATER EFFECTIVE DATE: ___________________________________

SIGNED UNDER THE PENALTIES OF PERJURY, THIS 14TH DAY OF NOVEMBER, 1996, /S/JOSEF H. VON RICKENBACH, PRESIDENT
/S/WILLIAM T. SOBO, JR., CLERK

                        THE COMMONWEALTH OF MASSACHUSETTS

                              ARTICLES OF AMENDMENT
                     GENERAL LAWS, CHAPTER 156B, SECTION 72

          I HEREBY APPROVE THE WITHIN ARTICLES OF AMENDMENT AND, THE FILING FEE IN THE AMOUNT OF $25,000 HAVING BEEN PAID, SAID ARTICLES ARE DEEMED TO HAVE BEEN FILED WITH ME THIS 15TH DAY OF NOVEMBER 1996.

               EFFECTIVE DATE:____________________________________

                             WILLIAM FRANCIS GALVIN

                          SECRETARY OF THE COMMONWEALTH

                          TO BE FILED IN BY CORPORATION
                      Photocopy of document to be sent to:

                                 MARY T. HORNBY
                         TESTA, HURWITZ & THIBEAULT, LLP
                        125 HIGH STREET, BOSTON, MA 02110

                                                          FEDERAL IDENTIFICATION
                                                          NO. 04-2776269

                        THE COMMONWEALTH OF MASSACHUSETTS

                             WILLIAM FRANCIS GALVIN
                          SECRETARY OF THE COMMONWEALTH
              ONE ASHBURTON PLACE, BOSTON, MASSACHUSETTS 02108-1512

                        CERTIFICATE OF VOTE OF DIRECTORS
                     ESTABLISHING A CLASS OR SERIES OF STOCK
                    (GENERAL LAWS, CHAPTER 156B, SECTION 26)

                              ---------------------

         We, Carl Spaulding, President and Mark T. Beaudouin., Clerk of

                       PAREXEL International Corporation
                          (Exact name of corporation)

located at             195 West Street, Waltham, MA 02451.
                 (Street address of corporation in Massachusetts

do hereby certify that at a meeting of the directors of the corporation held on March 27, 2003, the following vote establishing and designating a class or series of stock and determining the relative rights and preferences thereof was duly adopted:

SEE INSERT

*DELETE THE INAPPLICABLE WORDS.

NOTE: VOTES FOR WHICH THE SPACE PROVIDED ABOVE IS NOT SUFFICIENT SHOULD BE PROVIDED ON ONE SIDE OF SEPARATE 8 1/2 X 11 SHEETS OF WHITE PAPER, NUMBERED 2A, 2B, ETC., WITH A LEFT MARGIN OF AT LEAST 1 INCH.

                               CERTIFICATE OF VOTE

                                       OF

                             THE BOARD OF DIRECTORS

                                       OF

                        PAREXEL INTERNATIONAL CORPORATION

                             ESTABLISHING THE TERMS

                                       OF

                  SERIES A JUNIOR PARTICIPATING PREFERRED STOCK

           (Pursuant to Chapter 156B, Section 26, of the General Laws
                      of the Commonwealth of Massachusetts)

                         ------------------------------

         PAREXEL International Corporation, a corporation organized and existing under the laws of the Commonwealth of Massachusetts (hereinafter called the "Corporation"), hereby certifies that the following votes were adopted by the Board of Directors of the Corporation at a meeting duly called and held on March 27, 2003:

         VOTED: That pursuant to the authority granted to and vested in the Board of Directors of the Corporation (hereinafter called the "Board") in accordance with the provisions of its Articles of Organization, as amended, the Board hereby creates a series of Preferred Stock, $.01 par value per share (the "Preferred Stock"), of the Corporation and hereby states the designation and number of shares, and fixes the relative rights, preferences and limitations thereof as follows:

         Series A Junior Participating Preferred Stock:

         Section 1. Designation and Amount. The shares of such series shall be designated as "Series A Junior Participating Preferred Stock" (the "Series A Preferred Stock") and the number of shares constituting the Series A Preferred Stock shall be fifty thousand (50,000). Such number of shares may be increased or decreased by vote of the Board prior to issuance; provided, that no decrease shall reduce the number of shares of Series A Preferred Stock to a number less than the number of shares then outstanding plus the number of shares reserved for issuance upon the exercise of outstanding options, rights or warrants or upon the conversion of any outstanding securities issued by the Corporation convertible into Series A Preferred Stock.

         Section 2.        Dividends and Distributions.

         (A) Subject to the rights of the holders of any shares of any series of Preferred Stock (or any similar stock) ranking prior and superior to the Series A Preferred Stock with respect to dividends, the holders of shares of Series A Preferred Stock, in preference to the holders of

Common Stock, par value $.01 per share (the "Common Stock"), of the Corporation, and of any other junior stock, shall be entitled to receive, when, as and if declared by the Board out of funds of the Corporation legally available for the payment of dividends, quarterly dividends payable in cash on the last day of each fiscal quarter of the Corporation in each year (each such date being referred to herein as a "Quarterly Dividend Payment Date"), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or fraction of a share of Series A Preferred Stock, in an amount per share (rounded to the nearest cent) equal to the greater of (a) $10 or (b) subject to the provision for adjustment hereinafter set forth, 1,000 times the aggregate per share amount of all cash dividends, and 1,000 times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions, other than a dividend payable in shares of Common Stock or a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise), declared on the Common Stock since the immediately preceding Quarterly Dividend Payment Date or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of Series A Preferred Stock. In the event the Corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision, combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the amount to which holders of shares of Series A Preferred Stock were entitled immediately prior to such event under clause (b) of the preceding sentence shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event. In the event the Corporation shall at any time declare or pay any dividend on the Series A Preferred Stock payable in shares of Series A Preferred Stock, or effect a subdivision, combination or consolidation of the outstanding shares of Series A Preferred Stock (by reclassification or otherwise than by payment of a dividend in shares of Series A Preferred Stock) into a greater or lesser number of shares of Series A Preferred Stock, then in each such case the amount to which holders of shares of Series A Preferred Stock were entitled immediately prior to such event under clause (b) of the first sentence of this Section 2(A) shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Series A Preferred Stock that were outstanding immediately prior to such event and the denominator of which is the number of shares of Series A Preferred Stock outstanding immediately after such event.

         (B) The Corporation shall declare a dividend or distribution on the Series A Preferred Stock as provided in paragraph (A) of this Section immediately after it declares a dividend or distribution on the Common Stock (other than a dividend payable in shares of Common Stock) and the Corporation shall pay such dividend or distribution on the Series A Preferred Stock before the dividend or distribution declared on the Common Stock is paid or set apart; provided that, in the event no dividend or distribution shall have been declared on the Common Stock during the period between any Quarterly Dividend Payment Date and the next subsequent Quarterly Dividend Payment Date, a dividend of $10 per share on the Series A Preferred Stock shall nevertheless be payable on such subsequent Quarterly Dividend Payment Date.

         (C) Dividends shall begin to accrue and be cumulative on outstanding shares of Series A Preferred Stock from the Quarterly Dividend Payment Date next preceding the date of issue of such shares, unless the date of issue of such shares is prior to the record date for the first Quarterly Dividend Payment Date, in which case dividends on such shares shall begin to accrue from the date of issue of such shares, or unless the date of issue is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of shares of Series A Preferred Stock entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date, in either of which events such dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date. Accrued but unpaid dividends shall not bear interest. Dividends paid on the shares of Series A Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The Board may fix a record date for the determination of holders of shares of Series A Preferred Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall be not more than 60 days prior to the date fixed for the payment thereof.

         Section 3. Voting Rights. The holders of shares of Series A Preferred Stock shall have the following voting rights:

         (A) Subject to the provision for adjustment hereinafter set forth, each share of Series A Preferred Stock shall entitle the holder thereof to 1,000 votes on all matters submitted to a vote of the stockholders of the Corporation. In the event the Corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision, combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the number of votes per share to which holders of shares of Series A Preferred Stock were entitled immediately prior to such event shall be adjusted by multiplying such number by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event. In the event the Corporation shall at any time declare or pay any dividend on the Series A Preferred Stock payable in shares of Series A Preferred Stock, or effect a subdivision, combination or consolidation of the outstanding shares of Series A Preferred Stock (by reclassification or otherwise than by payment of a dividend in shares of Series A Preferred Stock) into a greater or lesser number of shares of Series A Preferred Stock, then in each such case the number of votes per share to which holders of shares of Series A Preferred Stock were entitled immediately prior to such event shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Series A Preferred Stock that were outstanding immediately prior to such event and the denominator of which is the number of shares of Series A Preferred Stock outstanding immediately after such event.

         (B) Except as otherwise provided herein, in the Articles of Organization, as amended, or by law, the holders of shares of Series A Preferred Stock and the holders of shares of Common Stock and any other capital stock of the Corporation having general voting rights shall vote together as one class on all matters submitted to a vote of stockholders of the Corporation.

         (C)      (i)      If at any time dividends on any Series A Preferred
Stock shall be in arrears in an amount equal to six quarterly dividends thereon, the holders of the Series A Preferred Stock, voting as a separate series from all other series of Preferred Stock and classes of capital stock, shall be entitled to elect two members of the Board in addition to any Directors elected by any other series, class or classes of securities and the authorized number of Directors will automatically be increased by two. Promptly thereafter, the Board of the Corporation shall, as soon as may be practicable, call a special meeting of holders of Series A Preferred Stock for the purpose of electing such members of the Board. Such special meeting shall in any event be held within 45 days of the occurrence of such arrearage.

                  (ii) During any period when the holders of Series A Preferred Stock, voting as a separate series, shall be entitled and shall have exercised their right to elect two Directors, then, and during such time as such right continues, (a) the then authorized number of Directors shall be increased by two, and the holders of Series A Preferred Stock, voting as a separate series, shall be entitled to elect the additional Directors so provided for, and
(b) each such additional Director shall not be a member of any existing class of the Board, but shall serve until the next annual meeting of stockholders for the election of Directors, or until his successor shall be elected and shall qualify, or until his right to hold such office terminates pursuant to the provisions of this Section 3(C).

                  (iii) A Director elected pursuant to the terms hereof may be removed with or without cause by the holders of Series A Preferred Stock entitled to vote in an election of such Director.

                  (iv) If, during any interval between annual meetings of stockholders for the election of Directors and while the holders of Series A Preferred Stock shall be entitled to elect two Directors, there is no such Director in office by reason of resignation, death or removal, then, promptly thereafter, the Board shall call a special meeting of the holders of Series A Preferred Stock for the purpose of filling such vacancy and such vacancy shall be filled at such special meeting. Such special meeting shall in any event be held within 45 days of the occurrence of such vacancy.

                  (v) At such time as the arrearage is fully cured, and all dividends accumulated and unpaid on any shares of Series A Preferred Stock outstanding are paid, and, in addition thereto, at least one regular dividend has been paid subsequent to curing such arrearage, the term of office of any Director elected pursuant to this Section 3(C), or his successor, shall automatically terminate, and the authorized number of Directors shall automatically decrease by two, the rights of the holders of the shares of the Series A Preferred Stock to vote as provided in this Section 3(C) shall cease, subject to renewal from time to time upon the same terms and conditions, and the holders of shares of the Series A Preferred Stock shall have only the limited voting rights elsewhere herein set forth.

         (D) Except as set forth herein, or as otherwise provided by law, holders of Series A Preferred Stock shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Common Stock as set forth herein) for taking any corporate action.

         Section 4.        Certain Restrictions.

         (A) Whenever quarterly dividends or other dividends or distributions payable on the Series A Preferred Stock as provided in Section 2 are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of Series A Preferred Stock outstanding shall have been paid in full, the Corporation shall not:

                  (i) declare or pay dividends, or make any other distributions, on any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Stock;

                  (ii) declare or pay dividends, or make any other distributions, on any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Preferred Stock, except dividends paid ratably on the Series A Preferred Stock and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;

                  (iii) redeem or purchase or otherwise acquire for consideration shares of any stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Stock, provided that the Corporation may at any time redeem, purchase or otherwise acquire shares of any such junior stock in exchange for shares of any stock of the Corporation ranking junior (either as to dividends or upon dissolution, liquidation or winding up) to the Series A Preferred Stock; or

                  (iv) redeem or purchase or otherwise acquire for consideration any shares of Series A Preferred Stock, or any shares of stock ranking on a parity with the Series A Preferred Stock, except in accordance with a purchase offer made in writing or by publication (as determined by the Board) to all holders of such shares upon such terms as the Board, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

         (B) The Corporation shall not permit any subsidiary of the Corporation to purchase or otherwise acquire for consideration any shares of stock of the Corporation unless the Corporation could, under paragraph (A) of this Section 4, purchase or otherwise acquire such shares at such time and in such manner.

         Section 5. Reacquired Shares. Any shares of Series A Preferred Stock purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and cancelled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of Preferred Stock and may be reissued as part of a new series of Preferred Stock subject to the conditions and restrictions on issuance set forth herein, in the Articles of Organization, as amended, or in any other Certificate of Vote creating a series of Preferred Stock or any similar stock or as otherwise required by law.

         Section 6.        Liquidation, Dissolution or Winding Up.

         (A) Upon any liquidation, dissolution or winding up of the Corporation, no distribution shall be made (1) to the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Stock unless, prior thereto, the holders of shares of Series A Preferred Stock shall have received $1,000 per share, plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment, provided that the holders of shares of Series A Preferred Stock shall be entitled to receive an aggregate amount per share, subject to the provision for adjustment hereinafter set forth, equal to 1,000 times the aggregate amount to be distributed per share to holders of shares of Common Stock, or (2) to the holders of shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Preferred Stock, except distributions made ratably on the Series A Preferred Stock and all such parity stock in proportion to the total amounts to which the holders of all such shares are entitled upon such liquidation, dissolution or winding up.

         (B) Neither the consolidation, merger or other business combination of the Corporation with or into any other corporation nor the sale, lease, exchange or conveyance of all or any part of the property, assets or business of the Corporation shall be deemed to be a liquidation, dissolution or winding up of the Corporation for purposes of this Section 6.

         (C) In the event the Corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision, combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the aggregate amount to which holders of shares of Series A Preferred Stock were entitled immediately prior to such event under the proviso in clause (1) of paragraph (A) of this Section 6 shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event. In the event the Corporation shall at any time declare or pay any dividend on the Series A Preferred Stock payable in shares of Series A Preferred Stock, or effect a subdivision, combination or consolidation of the outstanding shares of Series A Preferred Stock (by reclassification or otherwise than by payment of a dividend in shares of Series A Preferred Stock) into a greater or lesser number of shares of Series A Preferred Stock, then in each such case the aggregate amount to which holders of shares of Series A Preferred Stock were entitled immediately prior to such event under the proviso in clause (1) of paragraph (A) of this Section 6 shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Series A Preferred Stock that were outstanding immediately prior to such event and the denominator of which is the number of shares of Series A Preferred Stock outstanding immediately after such event.

         Section 7. Consolidation, Merger, etc. Notwithstanding anything to the contrary contained herein, in case the Corporation shall enter into any consolidation, merger, combination or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property, then in any such case each share of Series A Preferred Stock shall at the same time be similarly exchanged or changed into an amount per share, subject to the provision for adjustment hereinafter set forth, equal to 1,000 times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is changed or exchanged. In the event the Corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision, combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the amount set forth in the preceding sentence with respect to the exchange or change of shares of Series A Preferred Stock shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event. In the event the Corporation shall at any time declare or pay any dividend on the Series A Preferred Stock payable in shares of Series A Preferred Stock, or effect a subdivision, combination or consolidation of the outstanding shares of Series A Preferred Stock (by reclassification or otherwise than by payment of a dividend in shares of Series A Preferred Stock) into a greater or lesser number of shares of Series A Preferred Stock, then in each such case the amount set forth in the first sentence of this Section 7 with respect to the exchange or change of shares of Series A Preferred Stock shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Series A Preferred Stock that were outstanding immediately prior to such event and the denominator of which is the number of shares of Series A Preferred Stock outstanding immediately after such event.

         Section 8. No Redemption. The shares of Series A Preferred Stock shall not be redeemable.

         Section 9. Rank. The Series A Preferred Stock shall rank, with respect to the payment of dividends and the distribution of assets, junior to all series of any other class of the Preferred Stock issued either before or after the issuance of the Series A Preferred Stock, unless the terms of any such series shall provide otherwise.

         Section 10. Amendment. At such time as any shares of Series A Preferred Stock are outstanding, the Articles of Organization, as amended, of the Corporation shall not be amended in any manner which would materially alter or change the powers, preferences or special rights of the Series A Preferred Stock so as to affect them adversely without the affirmative vote of the holders of at least two-thirds of the outstanding shares of Series A Preferred Stock, voting together as a single class.

         Section 11. Fractional Shares. Series A Preferred Stock may be issued in fractions of a share which shall entitle the holder, in proportion to such holder's fractional shares, to exercise voting rights, receive dividends, participate in distributions and have the benefit of all other rights of holders of Series A Preferred Stock.

         IN WITNESS WHEREOF, THIS CERTIFICATE OF VOTE IS EXECUTED ON BEHALF OF THE CORPORATION BY ITS CHIEF EXECUTIVE OFFICER THIS 27TH DAY OF MARCH, 2003.

                                    PAREXEL INTERNATIONAL CORPORATION

                                    By: /s/Josef H. von Rickenbach
                                        -----------------------------
                                    Name:  Josef H. von Rickenbach
                                    Title: Chairman of the Board of Directors

SIGNED UNDER THE PENALTIES OF PERJURY, THIS 27TH DAY OF MARCH, 2003,

 /s/Carl A. Spalding, PRESIDENT
 --------------------

/s/Mark T. Beaudouin, CLERK
--------------------

                        THE COMMONWEALTH OF MASSACHUSETTS

                        CERTIFICATE OF VOTE OF DIRECTORS
                    ESTABLISHING A SERIES OF A CLASS OF STOCK
                    (GENERAL LAWS, CHAPTER 156B, SECTION 26)

          I HEREBY APPROVE THE WITHIN CERTIFICATE OF VOTE OF DIRECTORS AND, THE FILING FEE IN THE AMOUNT OF $100 HAVING BEEN PAID, SAID CERTIFICATE IS DEEMED TO HAVE BEEN FILED WITH ME THIS 27TH DAY OF MARCH 2003.

          EFFECTIVE DATE:____________________________________

                             WILLIAM FRANCIS GALVIN

                          SECRETARY OF THE COMMONWEALTH

                         TO BE FILLED IN BY CORPORATION
                      PHOTOCOPY OF DOCUMENT TO BE SENT TO:

                                LISA E. SAVICKAS
                                HALE AND DORR LLP
                                 60 STATE STREET
                                BOSTON, MA 02109
                            TELEPHONE: (617) 526-5183